Filed Pursuant to Rule 424(b)(5)

Registration No. 333-295474

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 11, 2026)

FiEE, Inc.

Up to $6,272,809

Common Stock

This prospectus supplement relates to the issuance and sale of our common stock, par value $0.01 per share, or common stock, having an aggregate offering price of up to $6,272,809, from time to time through or to our sales agent, A.G.P./Alliance Global Partners, or A.G.P.

We have entered into a Sales Agreement, or the Sales Agreement, with A.G.P. dated June 23, 2026, relating to shares of our common stock offered pursuant to this prospectus supplement.

Sales of our common stock, if any, under this prospectus supplement may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through Nasdaq (as defined below) or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to A.G.P. as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or by any other method permitted by law. A.G.P. is not required to sell any specific amount but will act as our sales agent and use commercially reasonable efforts to sell on our behalf the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

A.G.P. will be entitled to compensation at a commission rate of 3.25% of the aggregate gross proceeds from each sale of shares of our common stock sold pursuant to the Sales Agreement, or the Placement Shares. In connection with the sale of shares of our common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-11 regarding the compensation to be paid to A.G.P.

Our common stock is listed on the Nasdaq Capital Market LLC, or Nasdaq, under the trading symbol “FIEE.” The last reported closing sale price of our common stock on Nasdaq on June 22, 2026 was $4.10 per share.

The aggregate market value of our outstanding common stock held by non-affiliates, or public float, pursuant to General Instruction I.B.6 of Form S-3 was approximately $18.8 million, which was calculated based on 8,528,598 shares of outstanding common stock, of which 2,620,951 shares are held by non-affiliates, and the last reported closing sale price of our common stock of $7.18 per share on April 29, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus supplement, we have sold no securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar month period that ends on and includes the date hereof.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Sales Agent

A.G.P.

The date of this prospectus supplement is June 23, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

About This Prospectus Supplement

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The base prospectus, dated June 11, 2026, including the documents incorporated by reference therein, provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not, and A.G.P. is not, making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering, include all material information relating to this offering. We have not, and A.G.P. has not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus, and all documents and information incorporated by reference herein and therein, as well as any free writing prospectus we have prepared in connection with this offering, before making an investment decision. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “FiEE,” and similar references, refer to FiEE, Inc. and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider before making your investment decision. Before investing in our securities, you should carefully read this entire prospectus and the documents incorporated by reference herein, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. If any of the risks materialize, our business, financial condition, operating results, and prospects could be materially and adversely affected. In that event, the price of our securities could decline, and you could lose part or all of your investment.

Overview

We are a digital service provider focused on the integration of artificial intelligence, or AI, and data analytics into content creation, digital authentication, and brand management. We recently pivoted toward high-growth technology sectors, including AI, blockchain, and the Multi-Channel Network, or MCN, ecosystem. Today, we leverage a cloud-based Software as a Service, or SaaS, platform to help clients develop and optimize their digital presence through customized graphics, short-form video production, and editorial management.

Our operations are currently organized into three core pillars: digital content and MCN services, customized software development, and digital authentication. Through our November 2025 acquisition of Houren-Geiju Kabushikikaisha, or HGK, we have integrated AI-driven image recognition and blockchain technology to provide tamper-proof certification and “digital passports” for art collections. Whether providing end-to-end software system design or managing global brand growth for creators, we seek to bridge the gap between emerging technology and creative media.

Legal and Operational Risks of Doing Business in Hong Kong

We are a Delaware corporation that conducts all of our current revenue generating operations through our wholly owned subsidiaries, principally FiEE (HK) Limited, incorporated in Hong Kong in March 2025, or FiEE (HK). Our investors hold shares of common stock in FiEE, Inc., the Delaware corporation, and not directly in our subsidiaries, including FiEE (HK). This structure presents unique risks, as our investors will be dependent upon contributions from our subsidiaries to finance our cash flow needs, and our ability to obtain such contributions is significantly affected by regulations promulgated by Hong Kong and the People’s Republic of China, or the PRC, authorities. Any change in the interpretation of existing rules and regulations or the promulgation of new rules and regulations, including those related to national security, anti-monopoly, cybersecurity, and foreign investment, may materially affect our operations or the value of our securities, including causing the value of our securities to significantly decline or become worthless.

FiEE and FiEE (HK) are not currently required to obtain permission or approval from the China Securities Regulatory Commission, the Cyberspace Administration of China, or any other Chinese authorities to operate our business or to issue securities to foreign investors. However, in light of recent statements and regulatory actions by the PRC government, including those related to Hong Kong’s national security and evolving regulations governing data security, cybersecurity, and foreign investment, we may be subject to the risks of uncertainty of any future actions of the PRC government, including the risk that applicable laws or interpretations change such that we are required to obtain approvals in the future. There is a risk that the Chinese government may intervene or influence our operations at any time and, to the extent the PRC government exerts more oversight and control over offerings conducted overseas or foreign investment in Hong Kong-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless. In addition, the Holding Foreign Companies Accountable Act and related Public Company Accounting Oversight Board rules may, under certain circumstances, result in trading prohibitions or delisting of our securities on Nasdaq.

Transfers of Cash to and from our Subsidiaries

We currently conduct our operations through our wholly owned subsidiaries, including FiEE (HK) in Hong Kong and HGK in Japan. We may rely on dividends or other transfers of cash from our subsidiaries to fund our cash and financing requirements, including the funds necessary to service any debt we may incur and to pay our operating expenses. To date, our subsidiaries have not made any transfers, dividends, or distributions of cash or other assets to us, and we have not made any transfers, dividends, or distributions to our subsidiaries other than in connection with funding our operations.

We are permitted under Delaware law to provide funding to and receive funding from our subsidiaries through loans or capital contributions without restrictions on the amount of the funds, subject to applicable government registration, approval, and filing requirements. FiEE (HK) is also permitted under the laws of Hong Kong to provide and receive funding to and from us through dividend distributions without restrictions on the amount of the funds. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. However, there is a possibility that the PRC could prevent our cash maintained in Hong Kong from leaving, or could restrict the deployment of such cash into our business or for the payment of dividends, which could materially adversely affect our ability to finance our cash requirements or make distributions to our shareholders. We currently intend to retain all available funds and future earnings for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of the board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, and other factors the board of directors deems relevant.

Corporate Information

We were incorporated in the State of Delaware in March 1993 under the name Zoom Telephonics, Inc. In November 2020, Zoom Telephonics, Inc. merged with Minim, Inc. and, following the merger, the surviving public company adopted the name Minim, Inc. In February 2025, we completed a corporate rebranding and changed our name to FiEE, Inc. Our principal executive offices are located at 3-33, 2-chome Utajima, Nishiyodogawa District, Osaka, Japan. Our website can be accessed at www.fiee.com/en. The telephone number of our principal executive offices is +81 6 7509 3700. Information contained on our website does not constitute a part of this prospectus supplement (or any document incorporated by reference herein).

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $6,272,809.

Common stock to be outstanding after the offering	10,058,551 shares, based on 8,528,598 shares of common stock issued and outstanding as of June 23, 2026 and assuming sales of 1,529,953 shares of our common stock in this offering at an offering price of $4.10 per share, which was the last reported closing sale price of our common shares on Nasdaq on June 22, 2026. The actual number of shares issued will vary depending on the sale price under this offering.

Plan of distribution	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time on Nasdaq, the existing trading market for our common stock, through A.G.P., as agent or principal. See section titled “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, acquisitions, additions to working capital, capital expenditures, and repayment or refinancing of debt we may incur. Please see “Use of Proceeds” on page S-9.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in the other documents that are filed after the date hereof and incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Trading symbol	FIEE

The discussion and table above are based on 8,528,598 shares of common stock issued and outstanding as of June 23, 2026, and excludes, as of that date, the following:

●	2,800,000 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $1.00 per share; and

●	808,942 shares of our common stock that are available for future issuance under the FiEE, Inc. 2025 Equity Incentive Plan, or the 2025 Plan.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks and uncertainties described below, together with the information under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended, which is incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Because management has broad discretion as to the use of the net proceeds from this offering, you may not agree with how we use them, and such proceeds may not be applied successfully.

Our management will have considerable discretion over the use of proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds.” We currently intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, acquisitions, additions to working capital, capital expenditures, and repayment or refinancing of debt we may incur. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our securities, or that you otherwise do not agree with. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could, among other things, result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our securities to decline.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The offering price per share may exceed the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 1,529,953 shares of our common stock are sold during the term of the Sales Agreement at an assumed offering price of $4.10 per share, the last reported closing sale price of our common stock on Nasdaq on June 22, 2026, for aggregate gross proceeds of $6.3 million, after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $2.95 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2026 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue shares of common stock from time to time in connection with this offering. The issuance from time to time of these new shares of common stock, or our ability to issue new shares of common stock in this offering, could result in resales of shares of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales may occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of common stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to A.G.P. at any time throughout the term of the Sales Agreement. The number of shares that are sold by A.G.P. after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with A.G.P. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

You may experience future dilution as a result of future equity offerings.

We expect that significant additional capital will be needed in the future to continue our planned operations. Until such time, if ever, that we can generate substantial product revenue, we expect to finance our cash needs through a combination of equity offerings, debt financings, strategic alliances and license and development agreements or other collaborations. To raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell common stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus supplement or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms. All statements other than statements of historical facts included in this prospectus supplement regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding: estimates of the timing of future events and anticipated results of our development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches; statements relating to future financial position and projected costs and revenue; expectations concerning our business strategy; and statements regarding our ability to find and maintain development partners.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside our control. Our actual results and financial condition may differ materially from those in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	our limited commercial experience, limited cash and history of losses;

●	our business strategy, including our transition toward a focus on the integration of AI and data analytics, high-growth technology sectors, including AI, blockchain, and the MCN ecosystem and leveraging a cloud-based SaaS platform;

●	our ability to obtain adequate financing to fund our business operations in the future;

●	anticipated market opportunities, growth rates and demand for our products and services;

●	our ability to achieve and sustain profitability;

●	our ability to develop, launch and commercialize new products and technologies and the market’s acceptance of our technology;

●	uncertainties associated with pandemics that may occur, including effects on our operations;

●	the effect of macroeconomic conditions, inflation, interest rates and geopolitical events, on our business;

●	our ability to find and maintain development partners;

●	customer acquisition and retention;

●	the amount and nature of competition in our industry and industry trends and technological changes;

●	our ability to protect our intellectual property and related litigation;

●	our ability to maintain compliance with Nasdaq listing standards and other regulatory requirements;

●	our dependence on our senior management team; and

●	the other risks and uncertainties described in the “Risk Factors” section of this prospectus supplement and our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, which filings are incorporated herein by reference.

We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $6,272,809 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with A.G.P.

We currently intend to use the net proceeds from the sale of the shares offered by us pursuant to this prospectus supplement for general corporate purposes, including, without limitation, acquisitions, additions to working capital, capital expenditures, and repayment or refinancing of debt we may incur. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of common stock immediately after this offering.

As of March 31, 2026, we had a net tangible book value of $5.7 million, or $0.68 per share of common stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of March 31, 2026.

After giving effect to the issuance of 200,000 shares of our common stock to certain of our directors on May 5, 2026, our pro forma net tangible book value as of March 31, 2026 would have been approximately $5.7 million, or approximately $0.67 per share of common stock.

After giving effect to the sale of our common stock in the aggregate amount of $6,272,809 in this offering at an assumed offering price of $4.10 per share, the last reported closing sale price of our common stock on Nasdaq on June 22, 2026, and after deducting the commissions and estimated offering expenses payable by us, and after consideration of other issuances of common stock subsequent to March 31, 2026, our as adjusted pro forma net tangible book value as of March 31, 2026, would have been approximately $11.6 million, or approximately $1.15 per share of our common stock. This represents an immediate increase in pro forma net tangible book value of $0.48 per share to our existing stockholders and an immediate dilution of approximately $2.95 per share to new investors participating in this offering, as illustrated by the following table:

Assumed offering price per share of common stock		$4.10
Net tangible book value per share of common stock as of March 31, 2026	$0.68
Pro forma tangible book value per share of common stock as of March 31, 2026	$0.67
Increase in pro forma net tangible book value per share of common stock attributable to this offering	$0.48
As adjusted pro forma net tangible book value per share of common stock as of March 31, 2026 after giving effect to this offering and equity issuances subsequent to March 31, 2026		$1.15
Dilution per share of common stock to new investors in the offering		$2.95

To the extent that outstanding restricted stock units, warrants, or other derivative securities are exercised or converted into common stock, you will experience further dilution. In addition, we may choose to offer securities in other offerings due to market conditions or strategic considerations. To the extent that we raise additional capital through the sale of common stock or securities exercisable for or convertible into common stock, the issuance of such securities may result in further dilution of our stockholders.

The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time common stock is sold pursuant to this prospectus supplement and the accompanying prospectus. The as adjusted information assumes that all of our common stock in the aggregate amount of $6,272,809 is sold at the assumed offering price of $4.10 per share, the last reported closing sale price of our common stock on Nasdaq on June 22, 2026. The shares sold in this offering, if any, will be sold from time to time at various prices.

The discussion and table above are based on 8,328,598 shares of common stock outstanding as of March 31, 2026, and excludes, as of that date, the following:

●	200,000 shares of our common stock issued to certain of our directors on May 5, 2026;

●	2,800,000 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $1.00 per share;

●	808,942 shares of our common stock available for future issuance under our 2025 Plan.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with A.G.P. under which we may offer and sell shares of common stock from time to time through A.G.P. acting as agent.

Sales of our common stock, if any, under this prospectus supplement may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on or through Nasdaq or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to A.G.P. as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. A.G.P. is not required to sell any specific amount but will act as our sales agent and use commercially reasonable efforts to sell on our behalf the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

Each time we wish to issue and sell shares of common stock under the Sales Agreement, we will provide A.G.P. with a placement notice including the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed A.G.P., unless A.G.P. declines to accept the terms of such notice, A.G.P. has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market LLC, to sell such shares up to the amount specified on such terms. The obligations of A.G.P. under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

Settlement for sales of shares of common stock between us and A.G.P., unless the parties agree otherwise, will occur on the first trading day, or the relevant standard settlement period then in effect, following the date on which any sales are made in return for payment of the net proceeds to us. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay A.G.P. a commission equal to 3.25% of the aggregate gross proceeds from each sale of Placement Shares. Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements. Pursuant to the terms of the Sales Agreement, we have agreed to reimburse A.G.P. in the amount not to exceed $40,000 for its reasonable and documented out-of-pocket costs and expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) incurred in connection with the Sales Agreement, and for the reasonable and documented out-of-pocket expenses related to quarterly maintenance of the Sales Agreement (including but not limited to the reasonable and documented fees and disbursements of its legal counsel) on a quarterly basis in an amount not to exceed $5,000 per quarter, and up to an additional $10,000 for each additional program “refresh” (filing of a new registration statement, prospectus, or prospectus supplement relating to the shares of common stock sold pursuant to the Sales Agreement and/or an amendment of the Sales Agreement). We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to A.G.P. under the terms of the Sales Agreement, will be approximately $200,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares of common stock.

Regulation M

In connection with the sale of shares of common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving shares of our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilize shares of our common stock.

Indemnification

We have agreed to indemnify A.G.P. against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that A.G.P. may be required to make in respect of such liabilities.

Listing

Our common stock is listed on Nasdaq under the trading symbol “FIEE.”

Other Relationships

A.G.P. and/or its affiliates may in the future engage in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of its business and for which it would receive customary fees and expenses. In addition, in the ordinary course of its business activities, A.G.P. and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by K&L Gates LLP, New York, New York. Thompson Hine LLP, New York, New York, is counsel for A.G.P. in connection with this offering.

EXPERTS

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the year ended December 31, 2025, have been incorporated herein in reliance upon the report of UHY LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the year ended December 31, 2024, have been incorporated herein in reliance upon the report of Beckles & Co., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.fiee.com/en.

We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus supplement:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed by the Company with the SEC on March 20, 2026, as amended on April 29, 2026, the Annual Report;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed by the Company with the SEC on April 30, 2026;

●	Current Reports on Form 8-K and amended Current Reports on Form 8-K/A filed by the Company with the SEC on January 15, 2026, January 28, 2026, February 2, 2026, March 27, 2026, and May 13, 2026; and

●	The description of securities contained in Exhibit 4.1 to the Annual Report.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

PROSPECTUS

FiEE, Inc.

$30,000,000

Common Stock

Preferred Stock

Warrants

Units

This prospectus relates to common stock, preferred stock, warrants, and units that FiEE, Inc. may sell from time to time in one or more offerings on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters, or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock, par value $0.01 per share (“common stock”), trades on the Nasdaq Capital Market (“Nasdaq”) under the symbol “FIEE.” On April 29, 2026, the last reported closing sale price for our common stock was $7.18 per share.

As of April 29, 2026, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $18,818,428 based on 8,328,598 shares of outstanding common stock, of which 2,620,951 shares are held by non-affiliates, and the last reported sale price of our common stock of $7.18 per share on April 29, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus, we have sold no securities pursuant to General Instruction 1.B.6 of Form S-3 during the 12-calendar month period that ends on and includes the date hereof.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY SUCH PROSPECTUS SUPPLEMENT. SEE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special consideration that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors,” which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

Unless otherwise stated or the context requires otherwise, references to “FiEE,” the “Company,” “we,” “us,” “our,” or similar terms are to FiEE, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding: estimates of the timing of future events and anticipated results of our development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches; statements relating to future financial position and projected costs and revenue; expectations concerning our business strategy; and statements regarding our ability to find and maintain development partners.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside our control. Our actual results and financial condition may differ materially from those in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	our limited commercial experience, limited cash and history of losses;

●	our business strategy, including our transition toward a focus on the integration of artificial intelligence (“AI”) and data analytics, high-growth technology sectors, including AI, blockchain, and the Multi-Channel Network (“MCN”) ecosystem and leveraging a cloud-based Software as a Service (“SaaS”) platform;

●	our ability to obtain adequate financing to fund our business operations in the future;

●	anticipated market opportunities, growth rates and demand for our products and services;

●	our ability to achieve and sustain profitability;

●	our ability to develop, launch and commercialize new products and technologies and the market’s acceptance of our technology;

●	uncertainties associated with pandemics that may occur, including effects on our operations;

●	the effect of macroeconomic conditions, inflation, interest rates and geopolitical events, on our business;

●	our ability to find and maintain development partners;

●	customer acquisition and retention;

●	the amount and nature of competition in our industry and industry trends and technological changes;

●	our ability to protect our intellectual property and related litigation;

●	our ability to maintain compliance with Nasdaq listing standards and other regulatory requirements;

●	our dependence on our senior management team; and

●	the other risks and uncertainties described in the “Risk Factors” section of this prospectus, any prospectus supplement and our most recent Annual Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, which filings are incorporated herein by reference.

We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

THE COMPANY

Overview

We are a digital service provider focused on the integration of AI and data analytics into content creation, digital authentication, and brand management. We recently pivoted toward high-growth technology sectors, including AI, blockchain, and the MCN ecosystem. Today, we leverage a cloud-based SaaS platform to help clients develop and optimize their digital presence through customized graphics, short-form video production, and editorial management.

Our operations are currently organized into three core pillars: digital content and MCN services, customized software development, and digital authentication. Through our November 2025 acquisition of Houren-Geiju Kabushikikaisha (“HGK”), we have integrated AI-driven image recognition and blockchain technology to provide tamper-proof certification and “digital passports” for art collections. Whether providing end-to-end software system design or managing global brand growth for creators, we seek to bridge the gap between emerging technology and creative media.

Legal and Operational Risks of Doing Business in Hong Kong

We are a Delaware corporation that conducts all of our current revenue generating operations through our wholly owned subsidiaries, principally FiEE (HK) Limited, incorporated in Hong Kong in March 2025 (“FiEE (HK)”). Our investors hold shares of common stock in FiEE, Inc., the Delaware corporation, and not directly in our subsidiaries, including our Hong Kong subsidiary. This structure presents unique risks, as our investors will be dependent upon contributions from our subsidiaries to finance our cash flow needs, and our ability to obtain such contributions is significantly affected by regulations promulgated by Hong Kong and PRC authorities. Any change in the interpretation of existing rules and regulations or the promulgation of new rules and regulations, including those related to national security, anti-monopoly, cybersecurity, and foreign investment, may materially affect our operations or the value of our securities, including causing the value of our securities to significantly decline or become worthless.

We and FiEE (HK) are not currently required to obtain permission or approval from the China Securities Regulatory Commission, the Cyberspace Administration of China, or any other Chinese authorities to operate our business or to issue securities to foreign investors. However, in light of recent statements and regulatory actions by the PRC government, including those related to Hong Kong’s national security and evolving regulations governing data security, cybersecurity, and foreign investment, we may be subject to the risks of uncertainty of any future actions of the PRC government, including the risk that applicable laws or interpretations change such that we are required to obtain approvals in the future. There is a risk that the Chinese government may intervene or influence our operations at any time and, to the extent the PRC government exerts more oversight and control over offerings conducted overseas or foreign investment in Hong Kong-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless. In addition, the Holding Foreign Companies Accountable Act and related PCAOB rules may, under certain circumstances, result in trading prohibitions or delisting of our securities on Nasdaq.

Transfers of Cash to and from our Subsidiaries

We currently conduct our operations through our wholly owned subsidiaries, including FiEE (HK) in Hong Kong and HGK in Japan. We may rely on dividends or other transfers of cash from our subsidiaries to fund our cash and financing requirements, including the funds necessary to service any debt we may incur and to pay our operating expenses. To date, our subsidiaries have not made any transfers, dividends, or distributions of cash or other assets to us, and we have not made any transfers, dividends, or distributions to our subsidiaries other than in connection with funding our operations.

We are permitted under Delaware law to provide funding to and receive funding from our subsidiaries through loans or capital contributions without restrictions on the amount of the funds, subject to applicable government registration, approval, and filing requirements. FiEE (HK) is also permitted under the laws of Hong Kong to provide and receive funding to and from us through dividend distributions without restrictions on the amount of the funds. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. However, there is a possibility that the PRC could prevent our cash maintained in Hong Kong from leaving, or could restrict the deployment of such cash into our business or for the payment of dividends, which could materially adversely affect our ability to finance our cash requirements or make distributions to our shareholders. We currently intend to retain all available funds and future earnings for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of the board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, and other factors the board of directors deems relevant.

Corporate Information

We were incorporated in the State of Delaware in March 1993 under the name Zoom Telephonics, Inc. In November 2020, Zoom Telephonics, Inc. merged with Minim, Inc. and, following the merger, the surviving public company adopted the name Minim, Inc. In February 2025, we completed a corporate rebranding and changed our name to FiEE, Inc. Our principal executive offices are located at 3-33, 2-chome Utajima, Nishiyodogawa District, Osaka, Japan. Our website can be accessed at www.fiee.com/en. The telephone number of our principal executive office is 852-28166813. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in our Annual Report on Form 10-K, as amended, for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include, without limitation, acquisitions, additions to working capital, capital expenditures, and repayment or refinancing of debt. Net proceeds may be temporarily invested prior to use. Further details relating to the use of the net proceeds will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following summary description of our common stock is based on the provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), as amended, our Second Amended and Restated Bylaws (the “Bylaws”), and the applicable provisions of Delaware law. This description may not contain all of the information that is important to you and is subject to, and is qualified in its entirety by reference to, our charter, our bylaws and the applicable provisions of Delaware law. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, see “Where You Can Find More Information.”

Authorized Capital

We currently have authority to issue 60,000,000 shares of our common stock. As of April 29, 2026, 8,328,598 shares of our common stock were issued and outstanding, held of record by 53 stockholders. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Voting Rights

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or subscription rights to purchase any of our securities. In the event of our liquidation, dissolution, or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

In recent history, we have not paid any cash dividends on our common stock.

Our shares of common stock are listed on the Nasdaq under the symbol “FIEE.”

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to our Certificate of Incorporation with respect to each series of preferred stock. The specific terms of any series will be described in a prospectus supplement.

Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our Certificate of Incorporation, as amended, and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

Authorized Preferred Stock

Our Certificate of Incorporation authorizes us to issue 10,000,000 shares of preferred stock, par value $0.001 per share. We have designated 3,000,000 shares of preferred stock as Series A Convertible Preferred Stock (“Series A Preferred Stock”) and the remaining 7,000,000 shares remain authorized but undesignated. As of April 29, 2026, we had 2,305,357 shares of Series A Preferred Stock outstanding. Our authorized but unissued shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Our board of directors has the authority to provide for the issuance of preferred stock in one or more series and to fix the designations, powers, rights, preferences, qualifications, limitations, and restrictions thereof. These designations, powers, rights, and preferences could include voting rights, dividend rights, dissolution rights, conversion rights, exchange rights, redemption rights, liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer under this prospectus will be issued in one or more series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

●	the designations and stated value per share;

●	the number of shares offered;

●	the amount of liquidation preference per share;

●	the public offering price at which the preferred stock will be issued;

●	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

●	any redemption or sinking fund provisions;

●	any conversion or exchange rights; and

●	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with preferred stock or common stock and may be attached to or separate from any offered securities. Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and Employee Retirement Income Security Act of 1974 (ERISA) considerations.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise.

As of April 29, 2026, warrants to purchase a total of 2,800,000 shares of common stock at a weighted average exercise price of $1.00 per share were outstanding. A warrant to purchase a total of 1,425,480 shares of common stock without expiration date has an exercise price of $1.00 per share, subject to adjustment therein. A warrant to purchase a total of 1,069,040 shares of common stock without expiration date has an exercise price of $1.00 per share, subject to adjustment therein. A warrant to purchase a total of 305,480 shares of common stock without an expiration date has an exercise price of $1.00 per share, subject to adjustment therein.

DESCRIPTION OF UNITS WE MAY OFFER

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF
INCORPORATION AND BYLAWS

Anti-Takeover Provisions

The provisions of Delaware law, the Certificate of Incorporation and the Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), an anti-takeover law. In general, Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the time the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Section 203 of the DGCL generally defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Certificate of Incorporation and Bylaw Provisions

The Certificate of Incorporation and the Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of us. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Cumulative Voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Vacancies. Our Bylaws provide that vacancies (including those caused by resignation, death, disqualification, or board enlargement) shall be filled by majority vote of directors then in office, even if less than a quorum.

Special Meeting of Stockholders. A special meeting of stockholders may only be called by the Chairman of the board of directors or the board of directors at any time and for any purpose or purposes as shall be stated in the notice of the meeting. This provision prevents stockholders from calling a special meeting. Therefore, stockholders holding the issued and outstanding common stock, without the assistance of the Chairman of the board of directors or the board of directors, may be unable to propose a vote on any transaction at a special meeting that would delay, defer or prevent a change of control, even if the transaction were in the best interests of our stockholders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of common stock.

LEGAL MATTERS

The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by K&L Gates LLP, New York, New York.

EXPERTS

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the year ended December 31, 2025, have been incorporated by reference into this prospectus and registration statement of which this prospectus is a part in reliance upon the report of UHY LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the year ended December 31, 2024, have been incorporated by reference into this prospectus and registration statement of which this prospectus is a part in reliance upon the report of Beckles & Co., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC.

Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov.

We also maintain a website at www.fiee.com/en. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed by the Company with the SEC on March 20, 2026, as amended on April 29, 2026 (as amended, the “Annual Report”);

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed by the Company with the SEC on April 30, 2026;

●	Current Reports on Form 8-K and amended Current Reports on Form 8-K/A filed by the Company with the SEC on January 15, 2026, January 28, 2026, February 2, 2026 and March 27, 2026;

●	The description of securities contained in Exhibit 4.1 to the Annual Report; and

●	All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to FiEE, Inc., 3-33, 2-chome Utajima, Nishiyodogawa District, Osaka, Japan; Telephone: 852-28166813. Copies of the above reports may also be accessed from our web site at www.fiee.com/en. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein). We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

$6,272,809

COMMON STOCK

FiEE, Inc.

PROSPECTUS SUPPLEMENT

Sole Sales Agent

A.G.P.

The date of this prospectus supplement is June 23, 2026